Exhibit 99.3

NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

CORPORATE PARTICIPANTS

Jonathan Ford DXC Technology Company - Head of IR

Michael J. Salvino DXC Technology Company - CEO, President & Director

Paul N. Saleh DXC Technology Company - Executive VP & CFO

CONFERENCE CALL PARTICIPANTS

Bryan C. Bergin Cowen and Company, LLC, Research Division - Director

Darrin David Peller Wolfe Research, LLC - MD & Senior Analyst

Joseph Dean Foresi Cantor Fitzgerald & Co., Research Division - Analyst

Lisa Ann Dejong Ellis MoffettNathanson LLC - Partner

Rod Bourgeois DeepDive Equity Research - Head of Research and Consulting

PRESENTATION

Operator

Good day, and welcome to the DXC conference call. Today’s call is being recorded. And at this time, I’d like to turn the conference over to Mr. Jonathan Ford, Head of Investor Relations. Please go ahead, sir.

Jonathan Ford DXC Technology Company - Head of IR

Thank you, and good afternoon, everyone. I’m pleased you’re joining us for DXC Technology’s Second Quarter Fiscal 2020 Earnings Call. Our speakers on today’s call will be Mike Salvino, our President and Chief Executive Officer; and Paul Saleh, our Chief Financial Officer. The call is being webcast at dxc.com/investorrelations, and the webcast includes slides that will accompany the discussion today. After the call, we will post these slides on the Investor Relations section of our website.

Slide 2 informs our participants that DXC Technology’s presentation includes certain non-GAAP financial measures and certain further adjustments to these measures, which we believe provide useful information to our investors. In accordance with SEC rules, we have provided a reconciliation of these measures to their respective and most directly comparable GAAP measures. These reconciliations can be found in the tables included in today’s earnings release.

On Slide 3, you’ll see that certain comments we make on the call will be forward-looking. These statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those expressed on the call. A discussion of risks and uncertainties is included in our annual report on Form 10-K and other SEC filings.

I’d also like to take this opportunity to announce that Shailesh Murali, DXC’s current Head of M&A and Strategy will also be leading Investor Relations moving forward. Finally, I would like to remind our listeners that DXC Technology assumes no obligation to update the information presented on the call except as required by law. And now I’d like to introduce DXC Technology’s President and CEO, Mike Salvino. Mike?

Michael J. Salvino DXC Technology Company - CEO, President & Director

Jonathan, thanks. Good afternoon, everyone, and thanks for joining the call today. My style is one of focus and clarity, which is what we plan to provide during this call. I’ll begin by covering a few highlights from my observations on the business, then I’ll hand the call over to Paul to discuss the second quarter results and full year outlook. After that, I’ll walk through DXC’s strategy moving forward, specifically the enterprise technology stack. Next, we will cover the results of the strategic review of our assets, then I’ll close by providing additional color on our priorities.

Over the past 2 months, I have met with 40 of our largest customers, each of our strategic partners and more than 80,000 of our people around the world. DXC has experienced and loyal global talent base that I’ve had the opportunity to meet many of these people since taking the role, and I’ve been extremely impressed with the quality of our talent. Our global operations talent, the people who work with our customers every day, are very loyal to DXC and to our customers. I’ve personally met numerous people who have been with the company for more than 30 years.

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NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

DXC has significant scale and global reach across technology offerings. For example, we have over $2 billion of cloud and security revenue, we also have $1.4 billion of revenue in data analytics and digital engineering. Building on that point, DXC has a loyal customer base that includes many of the largest companies in the world where we run their mission critical systems. We have the opportunities in many of these accounts to increase share of wallet.

As I’ve taken a fresh look at DXC’s businesses, I’ve been very pleased with our core capabilities. This includes ITO and applications as well as digital solutions. We have a strong foundation to build on. I’ve also been very pleased with DXC’s differentiated solutions in IP in key industries, such as automotive, insurance, health care and travel and transportation. Finally, I’ve been impressed with the company’s track record of enhancing capabilities through targeted strategic acquisitions, including innovative assets like Luxoft and recently, Blueleader and Virtual Clarity. Blueleader will enhance our SAP application capabilities, and Virtual Clarity will strengthen our capabilities in delivering cloud assessments and transformation road maps to our customers.

I’ve also seen several areas for improvement that DXC needs to address to enable growth. First, our delivery teams were not able to execute the more complicated phase of operational cost improvements. This includes areas like pyramid optimization, the broader deployment of DXC’s automation program called Bionix, along with operational excellence leveraging Six Sigma principles. We need to focus more on our people and strengthening our employee value proposition. Our people need to be clear about their career path at DXC, the opportunities to work with new clients and also the opportunities for reskilling and retraining. Being clear about these items will help create an environment where people are acknowledged, recognized and rewarded, which will improve employee satisfaction and increase retention.

We also need to focus more on selling integrated solutions. We have an opportunity to shift from providing individual services for many of our customers to integrated industry solutions, leveraging multiple DXC offerings and capabilities.

Next, execution challenges from recent delivery actions have negatively impacted some of our large customers, which results in lower margins, delayed revenue and bookings as customers have placed the additional work on hold. We have recovery plans underway for these accounts but we need to do a better job running operations. By doing this, we will earn the right to expand our footprint with customers. The current operating model is complex, resulting in unclear accountabilities as well as slow decision-making. We will be simplifying this structure with greater emphasis on our regions and industries.

Finally, DXC provides mission-critical services to many of our customers, particularly in ITO. But this business has been under-emphasized. We have the opportunity to invest and strengthen this business. Doing this well will provide a foundation of future growth with our existing customers.

Overall, I believe that each of these points is fixable and we’re already on the case. I’ve made 5 senior hires to augment our leadership team focused on each of these challenges. Mary will focus on our people as our CHRO. Kristen will focus on simplifying our operating model as VP of Corporate Operations. Vinod will focus on Global Delivery Innovation, specifically pyramiding, scaling technology and Six Sigma to deliver enhanced service to our customers as EVP of Global Delivery Transformation. Steve and David will focus on running our accounts to make sure we are listening to the voice of the customer when we are providing services in 2 of our largest regions of the Americas and U.K. Again, we believe there’s an exciting path forward to run this business more effectively while also unlocking value.

On the left side, running the business involves a stronger focus on customers, people and operational execution. On customers, we will invest to stabilize key accounts and assure that our delivery is meeting our clients’ expectations. Doing this will ensure that we earn the right to walk the halls and help them with additional work as they think through their strategies. On people, we will make investments to acknowledge, recognize and reward our people, which will strengthen our employee value proposition. As I discussed, we have started adding outstanding talent to our DXC leadership team, and we will continue to add in the areas of account management, sales and delivery.

On operational execution, we will invest to enhance delivery. We will simplify the way we work together to drive increased accountability. And going forward, we will also reemphasize our ITO business, which is critical to our success. On the right side of the slide, unlocking value includes a clear outlook, execution of a new strategy as well as evaluating strategic alternatives. We’ll execute a focused strategy

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NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

around what I call the enterprise technology stack. We will sell industry solutions and focus on our existing customers. We will also be pursuing strategic alternatives for 3 businesses that do not fit in our focused strategy. These businesses comprise roughly of 25% of our current revenue. Additionally, we will continue to pursue a balanced capital allocation approach while maintaining our investment-grade credit profile. Paul will now cover our second quarter results and update around our second half outlook.

Paul N. Saleh DXC Technology Company - Executive VP & CFO

Well, thank you, Mike, and greetings, everyone. As usual, I’ll start by covering some items that are excluded from our non-GAAP results. In the second quarter, we had restructuring costs of $32 million pretax or $0.11 per diluted share, primarily related to workforce optimization. Also in the quarter, we had $53 million pretax or $0.18 per diluted share of integration and transaction-related costs. In the second quarter, amortization of acquired intangible was $151 million pretax or $0.45 per diluted share.

Also in the quarter, we recorded a goodwill impairment, which was triggered by the decline in our market capitalization. As part of the reconciliation of the balance sheet carrying value of our reported units to market values, we recorded a $2.9 billion noncash impairment charge or $11.10 per diluted share.

During the second quarter, we received $666 million from HPE for the arbitration award related to the capital lease dispute. We excluded $632 million or $2.43 per diluted share from our results and this represents the damaged portions of the award. In the quarter, we had a $29 million tax adjustment related to a reconciliation of prior restructuring charges specific to a period back in the fiscal ‘13 or $0.11 per diluted share. Excluding the impact of these special items, our non-GAAP income before taxes from continuing operations was $492 million and our non-GAAP EPS was $1.38. Now this includes $0.10 of benefit from the interest portion of the HPE arbitration award and a $0.04 of expense related to payments made to Mike Lawrie in connection with his retirement.

Now let me turn to our second quarter results in more detail. Revenue in the second quarter was $4.85 billion on a GAAP basis. All revenue comparisons I’ll discuss will be in constant currency. In the second quarter, revenue was down 0.8% year-over-year, driven by the impact of continued acceleration of cloud migrations. Digital revenue in the second quarter was $1.51 billion, up 52% year-over-year, including Luxoft and up 30% excluding Luxoft. Traditional revenue was $2.4 billion, down 18.5%, which was a few points off from what we had anticipated.

Industry IP and BPS revenue was $908 million, up 0.3%. Adjusted EBIT in the quarter was $529 million and our adjusted EBIT margin was 10.9%. In the quarter, continued delays in our delivery cost actions as well as cost overruns on a few European transformation contracts contributed to lower-than-expected profit performance. In the quarter, our non-GAAP tax rate was 26.4%, reflecting our global mix of income and the benefit of ongoing tax planning initiatives. Book-to-bill in the quarter was 0.8x as we’ve seen further delays on several large deals. Digital book-to-bill was 1.2x, traditional book-to-bill was 0.6x and industry IP and BPS book-to-bill was 0.7x.

Now let’s turn to our segment results. GBS revenue was $2.29 billion, up 10.5% year-over-year. Excluding Luxoft, GBS revenue was up 0.4% year-over-year. GBS segment profit was $359 million and profit margin for that segment was 15.7%. Our GBS margin reflects the investment we’re making in hiring and training digital talent as well as the slower pace of cost takeout in complex countries. GBS book-to-bill in the quarter was 0.9x, primarily driven by lower-than-expected bookings in industry IP and BPS.

Our GIS revenue was $2.57 billion, down 9.1% year-over-year. GIS segment profit was $243 million and profit margins was 9.5%. GIS margin reflects the impact of stranded costs related to the decline in our traditional ITO business as well as a slowdown in our delivery cost takeout actions as we work with select customers to improve service. GIS book-to-bill in the quarter was 0.7x, reflecting delayed deals and lower-than-expected conversion of pipeline opportunities.

Now let me turn to other financial results in the quarter. Adjusted free cash flow in the quarter was $739 million or about 204% of adjusted net income. Now this reflects improved working capital management and expanded use of our receivable facility by $235 million in the quarter. Now this facility is a true sale nonrecourse facility. Our CapEx was $342 million in the quarter or 7.1% of revenue. During the quarter, we repurchased $250 million of shares and paid $56 million in dividend. In total, we returned $306 million in capital to our shareholders. We have limited opportunities to repurchase more shares during the quarter because of the CEO transition and an ongoing evaluation of strategic alternatives for several of our businesses. We now expect to be more opportunistic in returning capital to our shareholders, but we will maintain a very close look at our investment credit profile.

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NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

Cash at the end of the quarter was $2.9 billion, and at the end of the quarter, our total debt was $9.2 billion and including capitalized leases, so our net debt to total capital ratio was 34.9%.

Now let me turn and provide more details on our new financial targets for the fiscal year. We’re now targeting revenue in the range of $19.5 billion to $19.8 billion. This revised revenue guidance is driven by 3 primary factors: First, we’ve had seen additional delays in several large deals that we expected to close during the second quarter, and that was particularly in the Americas and the U.K. We also lost a few deals during the quarter that were previously included in our second half revenue plans, and as a result now, we expect about $275 million less revenue this year.

Second, due to execution at existing customers, we now expect $250 million less revenue this year. $75 million of that amount is due to certain customers placing revenue opportunities on hold. This was due to recent delivery execution issues. Now we have recovery plans underway to improve service levels on these accounts. We also adjusted our revenue outlook by $175 million to reflect potential disruptions, given the announcements that we are pursuing strategic alternatives for 3 of our businesses.

Now third, we now expect $100 million less revenue in our traditional infrastructure and application businesses. We’re investing in our ITO business to mitigate these declines and capitalize on the pipeline of opportunities, with an aggressive focus on modernization of customer environments. Now the revised revenue outlook of $19.5 billion to $19.8 billion for the year assume a slight increase in the second half revenue compared with the first half.

Turning to EPS. We’re now targeting adjusted EPS in the range of $5.25 to $5.75 per share. Let me cover some of the key drivers of this revised outlook: First, the reduced revenue forecast will translate to roughly $275 million less EBIT for this year or $0.73 per share, including the impact of potential disruptions related to the strategic alternatives announcement; second, we now expect $170 million less benefit from cost takeout actions this year or $0.47 per share. Now as we move into this more complex phase of operational improvements, including the broader deployment of Bionix, we’ve seen a need for greater customer engagement as well as more experienced talent, which is impacting the pace of our cost takeout. We’ve also experienced delays in several global initiatives such as delivery center consolidation, maintenance optimization and enterprise license rationalization, and those translate into an additional $0.10 per share in EPS. We continue to believe that these cost actions are achievable, but it is taking longer to execute than we had originally planned.

Third, we expect $70 million or $0.20 of EPS from higher-than-expected cost overall on a few large complex customer transformation programs. This is concentrated to a few European contracts and we expect to resolve this issue -- these issues within this fiscal year. Fourth, our revised EPS outlook includes $100 million or $0.28 per share of additional second half investments to strengthen our operations in core Infrastructure Services and to augment talent in key areas such as accounts management and industry sales. This investment also includes our recovery plans on key accounts.

The revised EPS target of $5.25 to $5.75 per share assume a range of $2.13 to $2.63 versus $3.12 in the first half of the year, and our EBIT margin between 9.5% and 10.5% for the second half of the year versus the 12.1% in the first half. Our cash flow target for the full year is now 80% or more of adjusted net income, and this reflects more conservative working capital assumptions for the second half as well as the timing of a contract settlement payment that we expect to make this year, but we will recover that amount in fiscal ‘21 from insurance coverage. Now I’ll turn back the call to Mike to discuss our strategic priorities and planned actions.

Michael J. Salvino DXC Technology Company - CEO, President & Director

Thanks, Paul. We are clearly not pleased with this revised guidance and the poor execution against our cost plans. We are taking steps to improve our performance with a focus on customers, people and operational execution. We also believe that we will be able to unlock value due to a focused strategy. Going forward, DXC will run as one company focused on the enterprise technology stack versus a traditional business and a digital business. Customers will see 1 DXC, not 2.

To the left of this slide is what I refer to as the enterprise technology stack. The enterprise technology stack mimics the strategic thinking

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NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

of how our customers view their technology journey and it starts with ITO. This is the foundation and DXC has an installed base that is second to none. The next level includes cloud with security services, which reflects the fact that customers are buying those services bundled. Moving up the stack, the application layer is critical where we rationalize and modernize and manage customer workloads. Then we can leverage analytics capabilities to harvest data and ultimately provide engineering services to generate business insights for our customers.

We cannot deliver the technology stack on its own. We have to also provide deep industry expertise, and we will do this by providing integrated industry solutions to our customers. Let me share with you some of the feedback I’ve heard from our customers, which is on the right side of this slide. DXC runs mission-critical systems and operations for our customers. They expect these to be run silently and effectively. Many of our customers need to upgrade these systems and they want to partner with someone they can trust. This trust requires a deep understanding of their environments with demonstrated experience executing at scale. Also, our customers recognize that not all the workloads are going to migrate to the cloud. They need a provider who can support on-premise assets as well as private and public cloud environments.

Security is also a top concern and customers expect us to bring deep expertise to them in this area. Our customers are looking to scale their digital capabilities. That includes analytics that produce business insights, and they want to grow with a service provider who has scale. Overall, the key message is that DXC is missing opportunities with our customers. We need to show visible reinvestment to strengthen customer confidence, capture these opportunities moving forward and position DXC for growth.

With that in mind, we’ve conducted a review of our portfolio to understand how well DXC’s current businesses align against the enterprise technology stack and our focused strategy. First, I was very pleased to see that DXC has capabilities add scale against each layer of the enterprise technology stack. We have $5.4 billion in ITO revenue, $2.1 billion in cloud and security, $5.4 billion in applications and industry IP and $1.4 billion in data analytics and engineering services, including the Luxoft business and roughly $500 million of advisory revenue.

Now I’d like to discuss the outcome of the review of DXC’s current businesses. We evaluated each of our businesses against the following criteria: one, importance to the enterprise technology stack; two, the ability to create industry solutions; three, what our customers wanted; and four, the potential to unlock value. Out of that analysis, we decided to pursue strategic alternatives for 3 businesses, the U.S. state and local health and human services business, our horizontal BPS business and our workplace and mobility business. Combined, these businesses represent about 25% of DXC’s total revenue.

These businesses are strong. Our workplace and our U.S. state and local health and human services businesses are market leaders, and we have meaningful IP in our horizontal BPS business. When I say strategic alternatives, that could involve a range of actions to unlock value, including potential divestitures to strategic or financial buyers, a spin-off or other transactions. Throughout this process, we will remain closely engaged with our customers and our people, ensuring we are meeting our commitments to both.

Paul will now provide some color on our longer-term financial expectations based on these plans.

Paul N. Saleh DXC Technology Company - Executive VP & CFO

By executing on those strategic alternatives Mike just discussed, we’ll create a more focused portfolio, strengthen DXC’s ability to grow and unlock value. Now excluding those 3 businesses, by fiscal ‘22, we would expect the company to have more than $15 billion of revenue, with at least half of the revenue coming from digital offerings. We also expect margins to be at 12% or more even after accounting for investments. This margin level is consistent with global industry peers.

We’re also taking a conservative view on cash flow conversion while continuing to perform above industry benchmarks. We also assume that we will be able to generate net capital proceeds of roughly $5 billion from these 3 businesses. We expect to deploy $4.25 billion or more to repurchase shares and pay dividends over the next 10 quarters. Now this represents about 50% of our current market cap. We also expect to reduce our debt by more than $2.5 billion as we will continue to pursue a balanced capital allocation approach and protect our investment-grade credit profile, with a target debt-to-EBITDA of 2x or less.

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NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

In fiscal ‘22, we expect at least $7 per share of adjusted EPS and at least $5.25 of EPS after restructuring, transaction and integration costs. This outlook reflects our plan to moderate these costs over the next couple of years. I’ll now turn the call back to Mike.

Michael J. Salvino DXC Technology Company - CEO, President & Director

Thanks, Paul. So in conclusion, here’s why I’m excited to lead DXC at this particular point in time. As someone who has lived in the IT services industry for over 30 years and has seen all the different ways service firms can compete, it’s very clear to me that DXC has a unique opportunity due to 3 factors: one, DXC has significant scope and scale along with mission-critical positions at large customers; two, DXC, in recent history, has reduced its cost structure in an industry where being cost-efficient boosts your ability to compete; three, customers are facing transformation challenges across the enterprise technology stack, and they are in need of DXC’s deep ITO capabilities and experience.

Customers need a partner like DXC to help them modernize their ITO layer, optimize their data architectures and make it all secure and orchestrated across the public, private and hybrid clouds. This will now be our main thrust in DXC’s focused strategy to leverage our ITO expertise to help customers across the enterprise technology stack. We’re equipped with a much improved cost structure, and we’re going to raise the bar by investing in our people and in our customer service, plus we’re going to move away from businesses that are not core to transforming the enterprise technology stack and focus on the businesses that are integral to our focused strategy and our customers’ needs.

With that, operator, please open the call up for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

We’ll take our first question from Rod Bourgeois at DeepDive Equity Research.

Rod Bourgeois DeepDive Equity Research - Head of Research and Consulting

Okay, guys. So I have a question for Mike about strategy and a quick follow-up for Paul. So Mike, you’re stressing in your comments that your strategy will reemphasize your infrastructure outsourcing business. So my question is why today is that a sound strategy to focus on ITO in light of the erosion that’s occurring in that business?

Michael J. Salvino DXC Technology Company - CEO, President & Director

Look, the bottom line is the way I see it is we’ve got a unique position of strength in the ITO layer, all right? We also have un-emphasized the ITO. By emphasizing again what I clearly heard from customers and through my industry expertise and experience is that when you deliver for your customers, simply put, you get more business, you get the ability to move up the stack, not just stay in the ITO layer. So what this strategy is all about is an end strategy. It’s both digital along with ITO and applications.

The other thing is, because of this underperformance, what you heard Paul say, is that we’ve had work put on hold. We’ve had growth put on hold. And the market’s not going away, right? Meaning, I understand that, look, it’s decreasing but we also said and validated that not all the workloads are going to go to the cloud. 70% of today’s workloads will continue to be on-prem or in the private clouds in 2023. So look, Rod, I put all that together and basically said, look, our focused strategy needs to be around the enterprise technology stack. Anything that is going to lend itself to not allow us to focus on that, we should put in the strategic alternative bucket, but the bottom line is the end strategy will help us grow.

Rod Bourgeois DeepDive Equity Research - Head of Research and Consulting

All right. And then just, Mike, in the revenue breakdown numbers, it sort of implies that the revenue challenges in -- particularly in the GIS business, is very heavily attributable to execution. You clearly also had some secular headwinds. What’s your take on how much of the problem in the GIS business is secular versus execution?

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NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

Michael J. Salvino DXC Technology Company - CEO, President & Director

So I think, look, our focus with the reemphasis, Rod, will be on moderation of that negative revenue decline. I think the majority of that is execution from what I’ve seen. Certainly, there’s some market movements away. That’s what we were studying. But I think the majority of that is execution because the market is declining roughly around 5% to maybe 10% and we’re much higher than that.

Rod Bourgeois DeepDive Equity Research - Head of Research and Consulting

Okay, all right. And then, Paul, I appreciate the fiscal ‘22 P&L estimates. I’d like to get some more color on how you’ve modeled, particularly on the revenue side out to ‘22. So what’s the trajectory look like in fiscal ‘21? And then for fiscal ‘22, are you viewing that level of revenue estimate as a conservative number at this stage or is that a revenue estimate that your expected case scenario? More color on how you’ve modeled out to get to that P&L would be helpful.

Paul N. Saleh DXC Technology Company - Executive VP & CFO

That’s very -- thank you for the question. As Mike mentioned, we’re going to be making investments and reemphasizing the traditional business but also particularly the ITO business as well as the application business. And as a result of that, in our outlook for fiscal ‘22, we are assuming a moderation in the decline in those businesses to maybe high single-digit. And for the rest of the businesses across the stack, to continue to grow at or above market rates, which we have already been showing through our results. So that’s basically what the assumptions are on the near term. And we are confident that the outlook that we are putting here is, we’re going to be able to achieve. In fact, our internal plan actually would be to try to do better than that. That’s why you have the pluses that are showing up across that page.

And as far as your -- the trajectory right now, as Mike mentioned, we are just really going to be looking at strategic alternatives for 25% of the revenue of the company, those 3 businesses. And so we have a whole lot of work ahead of us right now and then we’ll learn more over the coming months. So one thing we can say to you is that we know where we’re headed in the near term. We know where we’re going by fiscal ‘22. So in due time, we’ll provide you with some of the greater visibility into how fiscal ‘21 will be shaping up.

Operator

(Operator Instructions)

We’ll now take our next question from Darrin Peller at Wolfe Research.

Darrin David Peller Wolfe Research, LLC - MD & Senior Analyst

All right. We heard on the call just now about investments being made, which is great to hear, obviously, Mike, after your review. But we’re also still hearing you guys talk about cost cuts that, I guess, came from the prior plans and how some of that was coming at a different pace. I guess, I’m just curious why you’re even bothering. On a net basis, shouldn’t we just be talking about investments now in the business, given that you really do have a target of a margin profile that is now in the low double digits and potentially could even be lower? I think investors would probably be okay with that, if it meant a revenue payback that would lead to some inflection. So can you just talk about where we are on a net basis? Are you investing now a lot more than you’re cutting in costs? And is that the right margin profile, that low double-digit 12% range? And then I just have 1 follow-up.

Michael J. Salvino DXC Technology Company - CEO, President & Director

Okay. So let me take it from there and Paul can also weigh in. But look, we are definitely going to invest more for the rest of 2020 than the cost takeout. The problem is there’s still opportunities, right, for us to get costs so I want to make sure that we are gearing up to go after those. When I look at pyramid optimization, the Bionix tool, right, that we have is a strong tool, but it needs to be scaled across the regions. And then when I look at operational excellence, I want to make sure we’ve got an organization that is refining the cost structure, all right, maybe not as cutting as much as we have, all right?

The second thing is on the investments. The investments are very targeted towards our customers, towards our people and also the operational execution. So when I say that operational execution piece, that’s where I’m coming back to building teams and augmenting the capabilities that are here to continue to come after that. I mean, I said in my comments that part of the things that I’m excited about is you got to continue to look at that cost structure to compete in this space. And I think with our new focused strategy right around the

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NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

enterprise technology stack, I think we’re focused on the right areas with the right cost structure, with the right customers and we should be able to grow. What I would definitely leave you with is a lot more investment than it is cost. The other thing I would say on the numbers is when you listen to Paul, those numbers are relatively flat across the board on revenue and on EPS.

Darrin David Peller Wolfe Research, LLC - MD & Senior Analyst

Right, okay. Let me just touch on that (inaudible)

Paul N. Saleh DXC Technology Company - Executive VP & CFO

No, Darren, also, for your question. I think you said about the -- were you asking about the margins for fiscal ‘22 or just near term?

Darrin David Peller Wolfe Research, LLC - MD & Senior Analyst

More -- really more longer term in terms of whether that 12% is the right number in your minds versus potentially even lower?

Paul N. Saleh DXC Technology Company - Executive VP & CFO

Yes, we put a 12-plus percent on the page for a reason because not only as Mike mentioned, we have opportunity to continue to extract greater efficiencies from the business over the next few years, and particularly, with building the team to help execute on that. And then why we felt also the 12% does -- you don’t see it but some of the businesses that we’re looking at for strategic alternatives, the one that we have mentioned, they’re dilutive to our margins because particularly, 2 of them have fully loaded margins that are above the corporate average. So that’s one thing. And then you’ll see that in the long term also, our EPS also is going up.

Darrin David Peller Wolfe Research, LLC - MD & Senior Analyst

All right. That actually is really - that’s really helpful. Just the 1 quick follow-up is around those strategic alternatives. Just help us understand maybe a parameter around timing and then the growth profile of those assets, the $5 billion in total, perhaps? And then just thinking about the assumptions, you’re talking about $15 billion of revenue by ‘22, and I guess, as a follow-on to the prior questions. Is that assuming -- it sounds like that’s assuming you can maintain flat revenues of everything that you don’t divest. Is that fair?

Paul N. Saleh DXC Technology Company - Executive VP & CFO

Yes. No, I think the first one is about those businesses. We don’t provide a lot of -- we’re not going to provide details about each one of those businesses. Timing I would say, within the next 12 months, that’s how -- what we’re targeting. There’s a lot of effort ahead down for our teams. And so we’re going to get going as soon as tomorrow and we’re lined up to go get that thing done.

And first -- from revenue growth, I think, is what I mentioned to Rod a few minutes ago, that is we’ve assumed that overall, we’ll be able to grow, and we’ve also assumed additional -- some acquisition over that time frame, maybe about -- consistent with what we’ve done before, 1% to 2% growth coming from acquisitions. So that’s part of the capital allocation over that time frame.

Operator

We’ll now take the next question from Lisa Ellis at MoffettNathanson.

Lisa Ann Dejong Ellis MoffettNathanson LLC - Partner

Another follow-up on the strategic alternatives. Good to see you guys kind of moving down this pathway. With the $5 billion you’re expecting in proceeds, could you just talk a little bit about how you weighed the decision of using the proceeds for share repurchases and debt reduction and kind of maintained the financial health of DXC versus, say, another luxoft or making another larger acquisition or investing more aggressively in returning to growth? How did you kind of weigh those 2?

Paul N. Saleh DXC Technology Company - Executive VP & CFO

Well, we weighed all of these factors, I think, Mike and I had quite a bit of time.

Michael J. Salvino DXC Technology Company - CEO, President & Director

So -- and that’s why we said, right, a balanced approach, right? I mean, Paul is looking at debt. He’s -- we’re both looking at returning value to shareholders. But I’m looking at that stack, Lisa, and saying there’s opportunities. And hopefully, you guys saw some of the flavor of it in terms of Blueleader and Virtual Clarity. I love the Virtual Clarity asset. The Virtual Clarity asset is specifically focused on

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NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

looking at the ITO layer, putting together strategies and starting to move clients in a very structured program management way up the stack. So when we start looking at the proceeds, obviously, it will be balanced, all right? But we will continue to do what I call tactical tuck-ins all while we’re maintaining, right, our investment grade.

Lisa Ann Dejong Ellis MoffettNathanson LLC - Partner

Okay. And then maybe my follow-up, just with you, Mike. As you look out over the next, say, 90 days -- 3 to 6 months, what are the areas that you personally are focused on? You mentioned you’ve been out working with a lot of clients, with a lot of partners, like sort of how are -- what are your personal top 3 or 4 priorities?

Michael J. Salvino DXC Technology Company - CEO, President & Director

So mine is around customers, people and operational execution. I mean, I have said it so many times to our people over the last 40 days. When I think customers, right, we have an opportunity, right, to delight customers, and we need to listen to them even a little bit more about what do they want. Because some of these contracts, we need to adjust just from a standpoint these contracts have been around 5, 10, 15 years. So I want to make sure we’re listening to the voice of the customers. So you’ll see me do quite a bit around account management.

The second is the people, right? You often say you lose the people, you lose the business, all right? And from that standpoint, that employee value proposition in my first hire being Mary Finch, that’s key, right, in terms of our people.

And then the operational execution is what I mentioned before. I’m an operator, all right, by heart, so I’m looking at the pyramids, I’m looking at the technology that we use, right, because anytime you put in technology, you take out the manual handoffs, you avoid a break, and that’s what I’d like to make sure we get done. And then the last one is around just some of the inefficiencies around operational execution. So simply put, customers, people and operational execution, Lisa.

Lisa Ann Dejong Ellis MoffettNathanson LLC - Partner

Terrific, thank you. And thanks for -- you’ve clearly been moving pretty decisively here over the last couple of months. I appreciate that.

Operator

We’ll take our next question from Bryan Bergin at Cowen.

Bryan C. Bergin Cowen and Company, LLC, Research Division - Director

Wanted to ask on the bookings, some of the color on the deal delays. Can you give us a sense of what kind of clients these were? And then has it predominantly been all execution issues or are there some client side factors going on? I’m really curious for what’s still left in the pipeline. How soon you think the proposed recovery plans can take shape?

Michael J. Salvino DXC Technology Company - CEO, President & Director

So on the deals, right? I highlighted for you guys that on some of our largest accounts, right, we’ve been put on hold. And that matters. And so I believe we can get those back. There’s nothing better than when you actually fix a client to being better than they were before, to potentially get more business. Go ahead, Paul.

Paul N. Saleh DXC Technology Company - Executive VP & CFO

And then I’ll add. Remember, we talked about $1 billion worth of deals that had slid from first quarter to the second quarter. Of those, for example, 30%, we were able to book. They came in through the quarter. And 30% we lost and we didn’t lose because we didn’t have a strong offering. Those were competitive takeouts from somebody else, and we saw a different response from those people at a price that we were not willing to match. And then deals are moving to the right, more because some of the customers are not ready to make decisions. So we’ve seen deals -- the 30% move to maybe more than the fourth quarter and some deals in the second half than we had originally anticipated being in the -- for this year are slipping into fiscal ‘21 -- early part of fiscal ‘21 right now.

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NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

Bryan C. Bergin Cowen and Company, LLC, Research Division - Director

Okay. So it sounds like a pretty wide mix here. As far as the traditional business, the cannibalization strategy that’s been in action, can you give us a sense on how that trade-off is occurring? Any early success cases that you’re seeing here? Is that still too early to determine?

Paul N. Saleh DXC Technology Company - Executive VP & CFO

I think you’re seeing some of that showing up even in the digital revenue going up about 30% and we’re seeing a positive momentum. If I look at our entire pipeline across the board is up 20-plus percent qualified pipeline. So I think it’s -- we’re seeing early signs of it, but it’s just masked also by some of the other things that we have highlighted, meaning that some of the delivery execution issues that we encountered and the impact it has had near-term on the business.

Michael J. Salvino DXC Technology Company - CEO, President & Director

Yes. So Bryan, the thing that’s been interesting is the debate, right, that the market has this thing is, all of a sudden, this ITO business is going to go away. I mean, I keep looking at it and saying, “Here are the specific facts I got. 70% of today’s workload will be still around on-prem by 2023.” And when I talk to our customers, they’re looking at those apps, they’re looking at the data. Not everything is going to move to the cloud, all right? And that’s still good IT modernization business that we need to go get, right, and is ours for the taking.

The second thing is when I look at the decline, I’ve seen numbers anywhere between 3% per year for the next 3 years. I’ve seen the market be down 5% to 10%. And my point is, with our reemphasis on ITO, we should be able to get our fair share. And when you look at what we’ve done in digital, that’s why I said it’s the end strategy. If that digital business continues to grow aligned with the market and we’re able to moderate, all right, what we’ve done in ITO, this business is going to grow. Now I plan on looking at it for the rest of 2020 to make sure we’ve got everything in place to get that done. It will take just a little bit of time, but that’s where my head’s at.

Operator

We’ll take the next question from Joseph Foresi at Cantor Fitzgerald.

Joseph Dean Foresi Cantor Fitzgerald & Co., Research Division - Analyst

I just was wondering, kind of 2 or 3 questions here. First, Mike, on the shortfall in the quarter and the lumpiness in the business, was it one particular client? Why all of the execution? I know there’s been some kind of bumps in the road leading up to this quarter. But I’m wondering why it all happened sort of this quarter and what the feedback is -- was it in a number of different accounts? Are they going to competitors? I’m just kind of curious around the timing associated with that.

Michael J. Salvino DXC Technology Company - CEO, President & Director

Okay. So first of all, look, I mean, when you look at the beginning, I mentioned about our cost profile, right? We were very focused on cost to date in 2020. In terms of the accounts when you push on that, I don’t see the accounts as being widespread but we’re definitely focused on investing in roughly 20, 30 accounts, all right? And I take a different lens on what good looks like. I want these clients, all right, to be very delighted about our service. That’s how you get more work. So I sit there and go, “Look, I want to take a different focus on these things and make sure that assuming we do the ITO layer, we can move up the enterprise stack.” What was your next question?

Joseph Dean Foresi Cantor Fitzgerald & Co., Research Division - Analyst

Yes. I’m just curious, was it like a couple of a batch of accounts that went to competitors or was it mix or execution? I’m just trying to get a sense of like what caused all the delays and how we should think about it.

Michael J. Salvino DXC Technology Company - CEO, President & Director

This is not accounts going to competitors, okay? This is us looking at our clients, all right, dealing with their movement from the ITO layer to the cloud, all right? And in terms of us, what I call refocusing on ITO or not focusing, deemphasizing in ITO, right, it’s created some service level issues, all right? When that happens, the clients obviously aren’t happy, okay? And they put us on hold in terms of additional work. And like I said in my customer comments, customers want to grow with people they trust, and they’ve trusted us for years. So the fact that we’ve deemphasized this business a bit, all right, we’ve got to get back in there and basically shore up that relationship again, and then that will help us grow. So that’s the logic there.

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NOVEMBER 11, 2019 / 9:45PM GMT, Q2 2020 DXC Technology Co Earnings Call

Joseph Dean Foresi Cantor Fitzgerald & Co., Research Division - Analyst

Got it, okay. And then secondly, just on the outlook that you provided, do you feel like you’ve taken -- derisked the numbers, to some degree, and you feel like you’ve got a good handle and are able to guide appropriately? And what would give us sort of some level of confidence that, that’s taking place at this point? Because sometimes, I mean, we’ve both been around the business a long time. Sometimes, I think of all the bleed-out, right?

Michael J. Salvino DXC Technology Company - CEO, President & Director

Yes, I get it. I mean, look, we undertook a very detailed process, and along with that, right, I’d put my experience on top of it and I’ve got confidence around, right, our strategy and our numbers. The thing that Paul highlighted for you that I would highlight again is the plus signs on the numbers in FY ‘22 in terms of our detailed model along with -- I think we’ve taken a conservative approach in 2020 as it relates to revenue and margin.

Joseph Dean Foresi Cantor Fitzgerald & Co., Research Division - Analyst

Got it. And my very last one, and you’ll be able to answer this better than anybody. You worked at Accenture. You’ve seen their execution. You’ve seen what they’ve done. Do you feel like DXC can compete against them? And if so, what closes that gap that you saw over there that you’re missing here?

Michael J. Salvino DXC Technology Company - CEO, President & Director

So look, I’m thrilled to be a part of DXC, all right? And when I look at the enterprise technology stack strategy, I’m looking forward to competing in the space, right? We’ve got scope and scale that gives me confidence, right, that we can win. And along with that, when I think about, right, our team and where we’re going, it’s the right thing. So I look at my playbook in terms of what I’ve brought to the table and I went back to customers, people and operational execution, all right? And from that standpoint, that’s not an Accenture playbook, right? That’s a playbook that I’ve developed along with the team I’m starting to bring in over a number of years.

And I think if you get close to the customers, all right, if you win the hearts and minds of people and you operate, businesses will totally grow. So I appreciate the question, but thrilled to be a part of DXC and what strategy we just laid out.

Jonathan Ford DXC Technology Company - Head of IR

And operator, at this point, we will go ahead and close the call.

Operator

Perfect. Thank you. This now concludes today’s call. Thank you for your participation. You may now disconnect.

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